FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 29th day of May, 2019, by and between WYNN RESORTS, LIMITED (“Employer”) and MATT MADDOX (“Employee”). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Employer and Employee have entered into that certain Amended and Restated Employment Agreement, effective as of February 27, 2018 (the “Agreement”); and

WHEREAS, Employee is willing and Employer desires to modify certain terms and conditions to the Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in the Agreement, the parties hereto agree as follows:

1.Amendment. Employer and Employee hereby agree to amend Section 3 of the Agreement in its entirety to read as follows:

3.    DUTIES OF EMPLOYEE. Employee shall perform such duties assigned to Employee by Employer as are generally associated with the duties of Chief Executive Officer for Employer or such similar duties as may be assigned to Employee by Employer as Employer may determine. Employee’s duties shall include: (i) the efficient and continuous operation of Employer and its Affiliates; (ii) the preparation of relevant budgets and allocation of relevant funds; (iii) the selection and delegation of duties and responsibilities of subordinates; (iv) the direction, review and oversight of all programs under Employee’s supervision; (v) adherence to the policies and procedures of Employer and its Affiliates as they may be amended from time to time without prior notice to Employee (unless such policies and procedures conflict with this Agreement, in which case this Agreement takes precedence) and for which Employee assumes responsibility for review and understanding; and (vi) such other and related duties as may be assigned by Employer to Employee from time to time. The foregoing notwithstanding, Employee shall devote such time to Employer or its Affiliates as may be required by Employer, provided such duties are not inconsistent with Employee’s primary duties to Employer hereunder.
2.    Effectiveness. The amendment set forth in Section 1 shall be effective as of May 29, 2019.

3.    Other Provisions of Agreement. The parties acknowledge that the Agreement is being modified only as stated herein, and agree that nothing else in the Agreement shall be affected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

WYNN RESORTS, LIMITED

/s/ Craig Billings
Craig Billings, President

EMPLOYEE

/s/ Matt Maddox
Matt Maddox